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                                                                     Exhibit 9.1

                             VOTING TRUST AGREEMENT


     This constitutes a Voting Trust Agreement ("Agreement") made on December 27, 1999, by and between BRIAN P. KELLY residing at 8407 Prestwick Drive, Manlius, New York 13104 ("Brian"), KEVIN J. KELLY residing at 7868 East Ridge Point Drive, Fayetteville, New York 13066 ("Kevin") and WILLIAM M. KELLY, JR. residing at 7402 Highbridge Terrace, Fayetteville, New York 13066 ("Bill")(collectively the "Kellys"), and BRIAN P. KELLY, KEVIN J. KELLY, and WILLIAM M. KELLY, JR., as Voting Trustees (each individually a "Trustee" and collectively, the "Trustees").

                                    RECITALS

     A. Brian, Kevin and Bill Kelly are brothers and the founders of Telergy, Inc., a New York corporation engaged in the telecommunications business (hereafter, "Telergy" or the "Corporation"). Collectively they own Telergy shares which represent a majority of the total shareholder votes outstanding.

     B. The authorized common stock of Telergy consists of: (i) 9,999,900 shares of Class A Common Stock, each with one vote per share, 3,389,745 shares of which are currently issued and outstanding, and (ii) 100 shares of Class C Common Stock, each with 90,000 votes per share and all of which are issued and outstanding.

     C. The Kellys own Telergy Common shares as follows:

                    Class A        Class C       Total Votes
                    -------        -------       -----------
Brian               481,921          50            4,981,921
Kevin               484,951          50            4,984,951
Bill                482,879          --              482,879
                                                  ----------
                                                  10,449,751

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     Hereafter, all Telergy shares now or hereafter owned by the Kellys are referred to as "Telergy Shares."

     D. The Kellys wish to combine and unify their voting power in order to secure the continuity and stability of the Corporation's policy and management. Further, the Kellys wish to ensure that their Telergy Shares will be voted collectively even if one or more of the brothers is unable to act whether by reason of death or otherwise. Accordingly, the Kellys have created this Voting Trust.

     E. Each of the Kellys has agreed to act as a Voting Trustee. This Agreement provides for the appointment of Successor Trustees only in the event that none of the Kellys is willing or able to perform his duties as Trustee.

                              TERMS AND CONDITIONS

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

     1. CREATION OF VOTING TRUST. The Kellys hereby establish a Voting Trust as provided in this Agreement and in furtherance thereof, each shall deliver certificates representing all of their Telergy Shares to the Trustees, duly endorsed for transfer to the Trustees. The Trustees shall deliver these certificates to Telergy for cancellation, and new stock certificates shall be issued to: "Brian P. Kelly, Kevin J. Kelly and William M. Kelly, as Trustees under a Voting Trust Agreement dated December 27, 1999, a copy of which is on file at the principal office of the Corporation." The Trustees shall ensure that the foregoing transfers are properly noted on the records of the Corporation as required by New York Business Corporation Law Section 621.


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          2.       VOTING TRUST CERTIFICATES. Promptly after the Trustees
receive the new stock certificates, the Trustees shall issue and deliver to each Kelly Voting Trust Certificates for the Telergy Shares deposited by him with the Trustees. These Voting Trust Certificates shall be in substantially the form of the attached Exhibit A, the terms of which are incorporated by reference in this Agreement.

          3. VOTING. The Trustees shall have the exclusive right to vote the Telergy Shares, to give written consents in lieu of a meeting of shareholders as permitted by law and the Certificate of Incorporation and By-Laws of Telergy, as amended, and to vote in person or by proxy at any and all meetings of the shareholders of the Corporation, for whatever purpose called or held, and in any and all proceedings, whether at meeting of the shareholders or otherwise, wherein the vote or written consent of shareholders may be required or authorized by law. The Trustees are authorized to vote or consent with respect to all matters on which a shareholder may vote or consent including, but not limited to, a merger, sale of assets, liquidation or other extraordinary matter. So long as there are three Trustees, the consent of at least two of the Trustees shall be required to authorize any vote or consent. If less than three Trustees are serving, the remaining Trustees must act unanimously.

          4. DIRECTORS. The Trustees are hereby directed to vote all shares subject to this Voting Trust Agreement for the election of Brian and Kevin as Directors of the Corporation, provided they are able to serve, and the Trustees hereby agree to vote accordingly.

          5. DIVIDENDS. The Trustees shall receive and hold, subject to the terms of this Agreement, all stock dividends, stock splits and similar share distributions declared and paid on the Telergy Shares deposited under this Agreement and, in the case of any distributions of new Telergy Common stock, shall issue and deliver Voting Trust Certificates for the additional


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shares to the beneficial owner of the shares with respect to which the distribution was made. The Trustees shall distribute all cash dividends declared and paid on the Telergy Shares to the registered holders of Voting Trust Certificates representing the shares as shown on the books of the Trustees.

     6. DISSOLUTION OF CORPORATION. In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Trustees shall receive the moneys, securities, rights, or property to which each registered holder of Voting Trust Certificates is entitled, and shall distribute the same among the registered holders of Voting Trust Certificates in proportion to their respective interests in the Voting Trust as shown on the books of the Trustees, and upon such distribution all further obligations or liability of the Trustees in respect of such moneys, securities, rights, or property shall cease.

     7. TERM. This Agreement shall become effective as of its date and shall continue in effect for a period of ten (10) years from that date subject, however, to the prior termination of this Agreement by the execution and filing with the Corporation of an agreement of termination executed by all the parties to this Agreement.

     8. RENEWAL OF AGREEMENT. This Agreement may be renewed for successive ten (10) year periods or such other term as may be permitted by law provided, however, that the then Voting Trust Certificate holders desiring to extend and renew the Agreement give their written consent to each such renewal within the time period specified by law prior to the termination date. A copy of each extension agreement and the consents to the extension shall be filed with the Corporation.

     9. SUCCESSOR TRUSTEES. If a Trustee resigns, dies or is otherwise unable or unwilling to perform his duties as Trustee, the remaining Trustees may, but are not required to,

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appoint a successor Trustee. If none of the Trustees is able to continue to serve as Voting Trustee so there is no Trustee hereunder, one or more Successor Trustees may be appointed by the management committee of the law firm of Bond, Schoeneck & King, LLP, or any successor to that firm.

               The words "Voting Trustee" or "Trustee" as used in this Agreement shall mean the Trustee named herein and any duly appointed Successor Trustee.

          10. COMPENSATION AND REIMBURSEMENT OF TRUSTEES. The Trustees shall serve without compensation. The Trustees shall have the right to incur and pay such reasonable expenses and charges and to employ such professional counsel as they deem necessary and proper in the performance of their duties. Any charges or expenses incurred by the Trustees may be charged pro rata to the holders of the Voting Trust Certificates.

          11. LIMITATION OF LIABILITY. No Trustee shall be liable by reason of any matter or thing in any way arising out of or in relation to this Agreement except for loss or damage suffered by the Voting Trust Certificate holders by reason of the Trustee's willful misfeasance or gross negligence. No Trustee shall be required to give a bond or other security for the faithful performance of his duties.

          12. INSPECTION. The Trustee shall keep available for inspection by the holders of Voting Trust Certificates at the East Syracuse, New York offices of the Corporation, correct and complete books and records of account relating to this Voting Trust, and a record containing the names and addresses of all persons who are Voting Trust Certificate holders and the number and class of shares represented by the certificates held by them and the dates they became the owners of Voting Trust Certificates.


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     13.  FILING. The Trustees shall file a duplicate of this Agreement at the office of the Corporation.

     14.  EXCEPTED TRANSACTIONS.

          (a) Nothing in this Agreement shall disqualify a Trustee or a Successor Trustee from voting for himself to serve the Corporation or any of its subsidiaries or affiliates as officer or director or in any other capacity, or from voting for himself to receive compensation for these services.

          (b) Nothing in this Agreement shall disqualify a Trustee or a Successor Trustee from dealing or contracting with the Corporation or any of its subsidiaries or affiliates as a vendor, purchaser, or otherwise, nor shall any transaction or contract be affected or invalidated by reason of the fact that the Trustees or any firm or corporation of which the Trustees is a member, shareholder, director, or employee is in any way interested in the transaction or contract; nor shall the Trustees be liable to account to the Corporation or to any shareholder of the Corporation for any profits realized by, from, or through any transaction or contract by reason of the fact that he or any firm or corporation of which he is a member, shareholder, director, or employee is interested in the transaction or contract.

     15. WITHDRAWAL OF SHARES. A Voting Trust Certificate holder shall not have the right to withdraw any Telergy Shares deposited pursuant to this Agreement without the prior written consent of all of the parties to this Agreement.

     16. PRIOR AGREEMENTS CANCELLED. This Agreement supercedes all existing Voting Trust Agreements among any of the parties relating to their Telergy Shares, and all such voting trust agreements shall be deemed terminated as of this date.

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     17.  ENTIRE AGREEMENT.  This Agreement expresses the entire agreement between the parties and may not be changed or modified except in writing executed by all the parties to this Agreement.

     18. NOTICES. Any notice to or communication with the holders of the Voting Trust Certificates shall be deemed sufficiently given or made if addressed to the holders at their respective addresses appearing on the transfer books of the Trustees. Any notice to the Trustees shall be sent c/o Telergy, Inc., One Telergy Drive, East Syracuse, New York 13057 and shall be marked "Personal and Confidential."

     19. BINDING EFFECT. This Agreement shall benefit and bind the respective parties, and their heirs, personal and legal representatives, successors and assigns.

     20. NON-WAIVER. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly consented to in a signed writing by that party.

     21. SEVERABILITY. Any term or provision of this Agreement that is found to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     22. SUCCESSOR CORPORATION. If Telergy is reincorporated in the State of Delaware, this Voting Trust Agreement shall automatically continue and all shares issued to the Trustees or any of the Kellys in connection with such reincorporation shall be subject to this Agreement.


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     23.  GOVERNING LAW. This Agreement is intended by the parties to be governed by and construed in accordance with the laws of the State of New York except that if Telergy becomes a Delaware corporation, the laws of the State of Delaware shall govern

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]






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IN WITNESS WHEREOF, the Shareholders and the Trustee have executed this
Agreement, to evidence their respective acceptance of this Voting Trust, all as of the day and year first above written.



                                   SHAREHOLDERS


                                    /s/ Brian P. Kelly
                                   _________________________
                                   Brian P. Kelly


                                    /s/ Kevin J. Kelly
                                   _________________________
                                   Kevin J. Kelly


                                    /s/ William M. Kelly
                                   _________________________
                                   William M. Kelly



                                   VOTING TRUSTEES


                                    /s/ Brian P. Kelly
                                   _________________________
                                   Brian P. Kelly, Trustee


                                    /s/ Kevin J. Kelly
                                   _________________________
                                   Kevin J. Kelly, Trustee


                                    /s/ William M. Kelly
                                   _________________________
                                   William M. Kelly, Trustee



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

STATE OF NEW YORK )
                  )    ss.:
COUNTY OF ONONDAGA)

     On December 27, 1999, before me personally came Brian P. Kelly, to me known and known to me to be the same person described in and who executed the within instrument, individually and as Trustee, and he duly acknowledged to me that he executed the same.

                                                   /s/  Arthur E. Bongiovanni
                                                   _____________________________
                                                            Notary Public


STATE OF NEW YORK )
                  )    ss.:
COUNTY OF ONONDAGA)

     On December 27, 1999, before me personally came Kevin J. Kelly, to me known and known to me to be the same person described in and who executed the within instrument, individually and as Trustee, and he duly acknowledged to me that he executed the same.

                                                   /s/  Arthur E. Bongiovanni
                                                   _____________________________
                                                            Notary Public


STATE OF NEW YORK )
                  )    ss.:
COUNTY OF ONONDAGA)

     On December 27, 1999, before me personally came William M. Kelly, to me known and known to me to be the same person described in and who executed the within instrument, individually and as Trustee, and he duly acknowledged to me that he executed the same.

[STATE OF NEW YORK DEPARTMENT OF STATE SEAL]       /s/  Arthur E. Bongiovanni
            ARTHUR E. BONGIOVANNI                  _____________________________
       NOTARY PUBLIC, STATE OF NEW YORK                     Notary Public
                  NO. 0350084
          QUALIFIED IN ONONDAGA COUNTY
        MY COMMISSION EXPIRES 6-30-2000


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                                   EXHIBIT A


                                 TELERGY, INC.
                            VOTING TRUST CERTIFICATE


     This certifies that _____________________ has deposited ________ Class A Common and ________ Class C Common shares of Telergy, Inc., a New York corporation (the "Corporation"), with the undersigned Voting Trustees pursuant to a Voting Trust Agreement dated December 27, 1999, between Brian P. Kelly, Kevin J. Kelly and William M. Kelly as Shareholders, and Brian P. Kelly, Kevin
J. Kelly and William M. Kelly as Trustees. A copy of the Voting Trust Agreement is on file in the office of the Corporation, One Telergy Drive, East Syracuse, New York 13057.

     This Certificate and the interests represented by this Certificate are transferable on the books of the Trustees and upon its surrender properly endorsed. The holder of this Certificate takes it subject to all the terms and conditions of the Voting Trust Agreement.

     By acceptance of this Certificate, the holder acknowledges that he has acquired it for investment purposes and not with a view to distribution.

          IN WITNESS WHEREOF, the Trustees have signed this Certificate on
__________________.



                                             _______________________________
                                             Brian P. Kelly, Trustee


                                             _______________________________
                                             Kevin J. Kelly, Trustee


                                             _______________________________
                                             William M. Kelly, Trustee




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